Exhibit 99.1

3M Resolves Claims by Public Water Suppliers,
Supports Drinking Water Solutions for Vast Majority of Americans

•Agreement includes present value commitment of up to $10.3 billion payable over 13 years
•Provides funding for public water suppliers (PWS) nationwide that have detected PFAS in drinking water, as well as for eligible PWS that may detect PFAS at any level in the future

St. Paul, Minn., June 22, 2023 – 3M (NYSE: MMM) has entered into a broad class resolution to support PFAS remediation for public water suppliers (PWS) that detect PFAS at any level or may do so in the future. This agreement will benefit U.S.-based PWS nationwide that provide drinking water to a vast majority of Americans. Subject to court approval, the agreement:

•Provides funding for PWS across the country for PFAS treatment technologies without the need for further litigation.
•Provides funding for eligible PWS that may detect PFAS in the future.
•Resolves current and future drinking water claims by PWS related to PFOA, PFOS, and all other PFAS, including those that are included as a portion of the Aqueous Film Forming Foam (AFFF) multi-district litigation based in Charleston, South Carolina.
•Provides funding for PWS nationwide to conduct testing for PFAS.

“This is an important step forward for 3M, which builds on our actions that include our announced exit of PFOA and PFOS manufacturing more than 20 years ago, our more recent investments in state-of-the-art water filtration technology in our chemical manufacturing operations, and our announcement that we will exit all PFAS manufacturing by the end of 2025,” said 3M chairman and CEO Mike Roman.

Financial Considerations
Under the terms of the settlement, 3M has agreed to contribute up to a present value of $10.3 billion, payable over 13 years.

3M expects to record a pre-tax charge of approximately $10.3 billion in the second quarter of 2023 and to reflect it as an adjustment in arriving at results, adjusted for special items. Additional details will be included in 3M’s filings with the Securities and Exchange Commission.

The strength and stability of 3M’s business model and strong free cash flow capability, together with proven capital markets access, provide financial flexibility to deploy capital to meet its cash flow needs under this agreement and other contractual commitments and obligations.

This agreement is not an admission of liability. If the agreement is not approved by the court or certain agreed terms are not fulfilled, 3M is prepared to continue to defend itself in the litigation. 3M also will continue to address other PFAS litigation by defending itself in court or through negotiated resolutions, all as appropriate.

About PFAS PFAS can be safely made and used and are critical in the manufacture of many products that are important for modern life, including medical technologies, semiconductors, batteries, phones, automobiles, and airplanes. Additional details are available on 3M’s website, www.3M.com/PFAS.

Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections as to the amount and timing of payments made under the Settlement. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," “would,” "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Forward-looking information is based on management’s estimates, assumptions, and projections, and is subject to significant uncertainties and other factors, many of which are beyond 3M’s control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, whether court approval of the Settlement will be obtained, whether the number of plaintiffs that opt out of the Settlement will exceed current expectations or will exceed the level that would permit 3M to terminate the Settlement (and whether 3M will elect to terminate the Settlement if this occurs), whether the Settlement is appealed, the filing of additional, or the outcome of any other pending or future, litigation relating to PFAS or related products or chemistries, costs of remediation obligations relating to PFAS or related products or chemistries, changes in related laws or regulations, or the impact of the settlement, any litigation or related matters on 3M’s financial condition. Additional important risk factors that could cause future actual results or events to differ materially are the following: (1) worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond 3M's control, including inflation, recession, military conflicts, natural and other disasters or climate change affecting the operations of 3M or its customers and suppliers; (2) risks related to unexpected events such as the public health crises associated with the coronavirus (COVID-19) global pandemic; (3) foreign currency exchange rates and fluctuations in those rates; (4) risks related to certain fluorochemicals, including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to 3M’s plans to exit PFAS manufacturing and discontinue use of PFAS across its product portfolio; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in 3M's Annual Report on Form 10-K for the year ended Dec. 31, 2022 and any subsequent quarterly reports on Form 10-Q (the "Reports"); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product and service offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, supply chain interruptions, or natural or other disasters; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to 3M's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies; (11) operational execution, including the extent to which 3M can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities; (12) financial market risks that may affect 3M’s funding obligations under defined benefit pension and postretirement plans; (13) 3M's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the proposed spin-off of 3M's Health Care business; and (16) matters relating to the voluntary chapter 11 proceedings of 3M's subsidiary Aearo Technologies and certain of its affiliates. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). 3M assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

About 3M
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Investor Contact:
Bruce Jermeland (651) 733-1807

Diane Farrow (612) 202-2449